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                                                                    EXHIBIT 99.1


AFC ENTERPRISES RELEASES MID-QUARTER BUSINESS UPDATE FOR THIRD QUARTER 2004


ATLANTA, Sept. 21 -- AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today announced operating performance results for the Company's fiscal period 8, which began July 12, 2004 and ended August 8, 2004, and fiscal period 9, which began August 9, 2004 and ended September 5, 2004.


Overall Performance


Domestic Same-Store Sales Growth


The Company reported that blended domestic same-store sales growth at its restaurants, bakeries and cafes were up 1.8 percent in period 8 and up 2.9 percent in period 9 of 2004, compared to down 1.0 percent and down 1.4 percent for period 8 and period 9 of 2003. Church's domestic same-store sales were up
3.5 percent in period 8 and up 5.8 percent in period 9. Popeyes domestic same-store sales were up 1.2 percent in period 8 and up 2.0 percent in period 9, and Cinnabon's domestic same-store sales were down 1.1 percent in period 8 and down 2.4 percent in period 9.


The Company's average check was up for all brands in both period 8 and period 9 of 2004. Church's average check was up 7.3 percent and 9.1 percent, respectively, Popeyes average check was also up 5.9 percent and 5.7 percent, respectively, and Cinnabon was up 5.7 percent and 5.0 percent, respectively.


AFC experienced a year over year decline in the number of transactions in all of the brands. The Company remains focused on improving this measure by enhancing overall operational execution, introducing innovative products and promotions, and developing a more food-focused advertising strategy. Specific actions that AFC has undertaken include Popeyes new advertising, which returns focus to the brand's unique flavor profile and new menu offerings, Church's initiation of a two-tiered value menu program targeted to specific transaction challenged markets, and Cinnabon's installation of a new product display that better merchandises the brand's fresh products.

         Domestic system-wide comparable store sales by brand were as follows:


                                      P8         P8           P9          P9
         Domestic System-wide        2003       2004         2003        2004
         Comparable Store Sales    7/14/03-   7/12/04-     8/11/03-     8/9/04-
                                   8/10/03    8/8/04       9/7/03       9/5/04

         Popeyes                    (0.9%)       1.2%       (1.2%)        2.0%
         Church's                   (1.7%)       3.5%       (2.3%)        5.8%
         Cinnabon (A)                1.7%       (1.1%)       1.4%        (2.4%)

         Blended Domestic
         System-wide                (1.0%)       1.8%       (1.4%)        2.9%
         Comparable Store Sales

         (A) AFC announced the pending sale of Cinnabon in its September 8, 2004 press release.


Specific sales initiatives for the brands in periods 8 and 9 of 2004 included:

         - Popeyes featured its limited time seafood promotion "Firecracker Shrimp basket" and a back-to-school family-sized 10-piece mixed box offered at $8.99 - $9.99.

         - Popeyes began testing its second low carbohydrate product, Naked Chicken Strips, in select markets. This test featured three chicken strips and a ranch sauce offered at $2.99.

         - Church's introduced Zesty Tender Strips, featuring a blend of peppers and seasonings on the all white meat Crunchy Tender strips.

         - Church's also continued its focus on its core bone-in product and promoted both a 3 and 8 piece dark box, each in different demographic markets.

         - Cinnabon featured the new Strawberry Minibon with only 5 grams of fat along with the Strawberry Frusia, a fat-free blended beverage.
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         Unit Openings and Unit Count

The AFC system opened 46 restaurants, bakeries and cafes during period 8 and period 9 of 2004, compared to 42 total system-wide openings during the same periods in 2003. On a system-wide basis, AFC had 4,109 units at the end of period 9 of 2004, comprised of 3,126 domestic units and 983 in Puerto Rico and 38 foreign countries. This total unit count represented 438 Company owned and 3,671 franchised restaurants, bakeries and cafes.


                          Unit Openings                        Unit Count
                      P8    P8    P9    P9               P8     P8     P9    P9
                     2003  2004  2003  2004             2003   2004   2003  2004

         Popeyes       18   12     8    9   Popeyes    1,772  1,816  1,770  1,816

         Church's       1    6     4    3   Church's   1,510  1,538  1,511  1,536
         Cinnabon(A)    4    7     3    5   Cinnabon(A)  613    599    615    603
         Seattle's                          Seattle's
          Best                               Best
          Coffee(B)     0    2     4    2    Coffee(B)   120    152    124    154

         Total         23   27    19   19   Total      4,015  4,105  4,020  4,109

         (A) AFC announced the pending sale of Cinnabon in its September 8, 2004 press release.

         (B) SBC units are in Hawaii, on military bases and internationally only.


         Commitments

On a system-wide basis, 157 new commitments for future development were signed during period 8 and period 9 of 2004. This was mainly comprised of 139 new commitments from Church's, of which 100 were in Indonesia and 30 in Nigeria. As of September 5, 2004, AFC had a total of 2,147 outstanding commitments for future development.


Outstanding Debt


AFC's outstanding debt under its credit facility agreement, net of investments, at the end of period 9 of 2004 was approximately $104 million as compared to $103 million at the end of period 7 of 2004.


Frank Belatti, Chairman and CEO of AFC Enterprises, stated, "We did see slight improvement in the overall business for periods 8 and 9. Our primary operational focus continues to be identifying and implementing methods to drive transactions, in addition to helping our franchise partners open units in markets that are best positioned for long-term success."


Corporate Profile


AFC Enterprises, Inc. is the franchisor and operator of 4,109 restaurants, bakeries and cafes as of September 5, 2004, in the United States, Puerto Rico and 38 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R), and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at http://www.afce.com.


AFC Contact Information:


Felise Glantz Kissell, Vice President, Investor Relations & Finance (770) 353-3086 or fkissell@afce.com


Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the outcome and effects of our exploration of strategic

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alternatives for Church's, the pending sale of Cinnabon, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, our inability to address deficiencies and weaknesses in our internal controls, our inability to successfully implement new computer systems, limitations on our business under our credit facility, our inability to enter into new franchise relationships, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, and other risk factors detailed in our 2003 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.